UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FIFTH STREET SENIOR FLOATING RATE CORP.
(Name of Registrant as Specified in Its Charter)

IRONSIDES PARTNERS SPECIAL SITUATIONS MASTER FUND II L.P. IRONSIDES PARTNERS LLC IRONSIDES P FUND L.P. ROBERT C. KNAPP RICHARD W. COHEN
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IRONSIDES PARTNERS LLC

March 31, 2016

FSFR'S ANNUAL MEETING IS DAYS AWAY – VOTE **GREEN** TODAY

Important New Development For FSFR Stockholders:

INDEPENDENT EXPERT and **LEADING PROXY ADVISORY FIRM**, Institutional Shareholder Services Inc. ("ISS"), has issued a report recommending that FSFR stockholders vote **FOR ALL OF IRONSIDES' PROPOSALS** as outlined on the **GREEN** proxy card. ISS[1] criticizes FSFR for:

"Prolonged Underperformance"	"Pervasive Discount to NAV"	"Excessive Management Fees"

(1) Permission neither sought nor obtained from ISS.

VOTE TO SELL THE COMPANY AND NARROW THE DISCOUNT

- Vote **FOR** the election of Ironsides' nominees
- Vote **FOR** the termination of the investment advisory agreement with FSM

Imagine what FSFR could achieve if sold.[2]

Even if FSFR were acquired at a **10%** discount to NAV, the result would be an immediate **35%** gain to stockholders.

+35%

(2) The Ironsides nominees will advocate for a sale or other business combination transaction to eliminate or materially reduce the discount to NAV. While not assured, the benefits of a such a transaction make it worth pursuing aggressively.

INDEPENDENT THIRD PARTY AGREES, **CHANGE NEEDED AT FSFR**

PROLONGED UNDERPERFORMACE

FSFR has experienced dismal performance since its IPO in July 2013.



JULY 11, 2013
$15/SHARE
-37%
RETURN
MARCH 28, 2016
$7.57/SHARE

50% PRICE LOSS in a few short years

We urge all stockholders to **FOLLOW THE ISS RECOMMENDATION** by voting **GREEN** today **FOR** the election of our nominees and **FOR** the termination of the agreement with FSM – which we believe will bring us one step closer to selling the Company and creating value for all FSFR stockholders.

TIME IS SHORT: VOTE **FOR** ALL THE PROPOSALS AS OUTLINED ON THE **GREEN** CARD TODAY

YOU HAVE THE RIGHT TO CHANGE YOUR VOTE. IF YOU VOTE GREEN NOW IT WILL CHANGE ANY PREVIOUS VOTE.

VOTE VIA PHONE OR INTERNET THE GREEN PROXY CARD TODAY

DISCARD WHITE PROXY CARDS

For questions or assistance in voting your shares, please contact:

Stockholders Call Toll-Free: (855) 305-0856
Email: fixFSFR@okapipartners.com

OKAPI PARTNERS

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
(212) 297-0720

March 31, 2016 Fifth Street Senior Floating Rate Corp.’s Annual Meeting of Stockholders to be held on April 7, 2016 is rapidly approaching. PLEASE VOTE YOUR GREEN CONTROL NUMBER TODAY! Have your GREEN Voting Instruction Form in hand when you call or logon, and then follow the instructions. If you have any questions or need assistance voting your shares, please contact Okapi Partners Toll-Free at: 1-855-305-0856 WITH THE MEETING QUICKLY APPROACHING, PLEASE VOTE ONE OF TWO WAYS: VOTE BY INTERNET Visit www.proxyvote.com Use the internet to transmit your voting instructions. VOTE BY PHONE Call 1-800-454-8683. Use any touch-tone phone to transmit your voting instructions. Okapi Partners LLC 1212 Avenue of the Americas, 24th Floor New York, NY 10036 (212) 297-0720